As filed with the Securities and Exchange Commission on May 6, 2013

Registration No. ________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLEARSIGN COMBUSTION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Washington	3823	26-2056298
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(206) 673-4848

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard F. Rutkowski

Chief Executive Officer

ClearSign Combustion Corporation

12870 Interurban Avenue South

Seattle, Washington 98168

(206) 673-4848

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Kevin Friedmann, Esq.

Richardson & Patel, LLP

The Chrysler Building
405 Lexington Avenue, 49th Floor

New York, New York 10174

Telephone: (212) 561-5559

Fax: (917) 591-6898

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Primary Offering
Common Stock	—	—
Preferred Stock	—	—
Warrants to purchase Preferred or Common Stock	—	—
Total for Primary Offering			$30,000,000.00	$4,092.00	(5)

Secondary Offering
Common Stock	11,250	$8.81	$99,112.50
Common Stock underlying Warrants	136,368	$8.81	$1,201,402.08
Total for Secondary Offering	147,618	$8.81	$1,300,514.58	$177.39

Total for Primary and Secondary Offering				$4,269.39

(1) With respect to the primary offering, the securities are being registered as an indeterminate number of securities which shall have an aggregate offering price not to exceed $30,000,000. In addition, up to 147,618 shares of common stock may be sold from time to time pursuant to this Registration Statement by the selling shareholders included herein. This Registration Statement shall also cover any additional securities to be offered or issued from share splits, share dividends, recapitalizations or similar transactions.

(2) With respect to the primary offering, the proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of securities. The proposed maximum offering price per unit for the offering made by the selling shareholders has been estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

(3) With respect to the primary offering, the proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act. With respect to the selling shareholders, the proposed maximum aggregate offering price has been estimated for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act.

(4) With respect to the primary offering, the fee is calculated in accordance with Rule 457(o) under the Securities Act. With respect to the offering by the selling shareholders, the fee is calculated in accordance with Rule 457(c) under the Securities Act and is based on the average high and low prices reported for the shares of common stock as reported by the NASDAQ Capital Market as of May 3, 2013.

(5) Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registrant is off-setting the amount of the filing fee due hereunder from the filing fee of $3,365.02 (the “Original Fee”) originally paid on November 14, 2011 in conjunction with the filing of an S-1 registration statement, file no. 333-177946. The filing fee was subsequently reduced to $1,987.53. On November 13, 2012 the registrant used $733.37 of the Original Fee to file a registration statement on Form S-8, number 333-184884.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 6, 2013

PROSPECTUS

$30,000,000

Common Stock, Preferred Stock and Warrants Offered

by ClearSign Combustion Corporation

and

147,618 Shares of Common Stock Offered by Selling Shareholders

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $30,000,000 in any combination of common stock, preferred stock and warrants. Also, the selling shareholders identified in this prospectus may, from time to time, offer and sell up to 147,618 shares of common stock. See the section of this prospectus titled “Selling Shareholders.”

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We or any selling stockholder may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We or any selling stockholder may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of our common stock by the selling shareholders.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CLIR”. On May 3, 2013, the closing price of our common stock as reported by the NASDAQ Capital Market was $8.81 per share. The aggregate market value of our outstanding voting common stock held by non-affiliates, based upon a closing sale price of our common stock on May 3, 2013 was $60,417,000. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. An investment in our securities may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” on page 6 for more information on the risks you should consider before buying our securities.  An investment in our securities is not suitable for all investors. We intend to continue to issue our securities in this offering and, as a result, your ownership in us is subject to dilution.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is [_______], 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to “ClearSign,” “we,” “us,” “our” or the “Company” refer to ClearSign Combustion Corporation.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

·	our limited cash and our history of losses;

·	our ability to achieve profitability;
·	our limited operating history;
·	emerging competition and rapidly advancing technology in our industry that may outpace our technology;
·	customer demand for the products and services we develop;
·	the impact of competitive or alternative products, technologies and pricing;
·	our ability to manufacture any products we develop;
·	general economic conditions and events and the impact they may have on us and our potential customers;
·	our ability to obtain adequate financing in the future;
·	our ability to continue as a going concern;
·	our success at managing the risks involved in the foregoing items; and
·	other factors discussed in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ ‘‘potential,’’ or ‘‘continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

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OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About ClearSign Combustion Corporation

We are a development stage company that designs and develops technologies that aim to improve key performance characteristics of combustion systems including energy efficiency, emissions control, fuel flexibility and overall cost effectiveness.

We believe that our Electrodynamic Combustion Control™ (ECC™) technology could allow customers to benefit from substantially reduced costs associated with the construction (including refurbishment and upgrade), operation and maintenance of these systems, as compared to combustion systems that use currently available technology. We also believe that our technology could improve emissions control performance and meet regulatory standards while at the same time yielding a significant increase in energy efficiency, thereby substantially reducing the cost of compliance with air quality regulations. Our technology introduces a computer-controlled electric field into the combustion zone to allow for more precise control of flame shape and heat transfer. This same technique can also be used to modify the complex chemical reactions that occur during combustion in order to minimize harmful emissions while maximizing system efficiency. We believe our technology can be adapted to various fuel types and multiple system sizes and configurations, and can be deployed on both a retrofit and new-build basis.

Our Industry

Nearly two-thirds of the world’s total energy consumption is accounted for by combustion of hydrocarbon and other fuels in boilers, furnaces, kilns and turbines. These are used to generate electrical power, to provide heat for all manner of industrial processes and for building heat and produce more than 50 quadrillion British thermal units (BTUs) of energy annually in the U.S. In order to maximize energy efficiency while keeping pace with regulatory guidelines for air pollution emissions, operators of these systems are continually installing, maintaining and upgrading a variety of costly process control, air pollution control and monitoring systems. In its December 2012 analysis, The McIlvaine Company projected that $44 billion will be invested globally in 2013 in equipment, instrumentation, and consumables to reduce air pollution, representing a 26% increase over the 2012 total of $35 billion.

Our Technology

Overview. While our technology has not been deployed commercially, nor has it been tested or verified by any independent third party, if the results we have observed in our laboratory testing can be replicated on a commercial scale, we believe our proprietary technology platform may increase energy efficiency and improve fuel flexibility and environmental performance for most types of industrial and commercial combustion systems.  We believe our technology could compare favorably with current industry-standard air pollution control and efficiency technologies including electrostatic precipitators, fabric filters, selective catalytic reduction devices, low- and ultra-low NOx burners (which address nitrogen oxides), excess air systems and other such technologies. Such systems account for the majority of combustion energy utilization globally. These include:

·	electrical power generation,
·	hydrocarbon and chemical processing industries,
·	petroleum refining,
·	gas utility turbines and turbines used in commercial and military aviation, and
·	all manner of industrial and commercial steam generation and industrial process heat.

Technical requirements. Our technology consists, in its simplest form, of four major components: (a) a computer, (b) standard software delivering proprietary algorithms to (c) a power amplifier (resident outside the combustion chamber) and (d) electrode(s) (inside the combustion chamber). The electrodes are optimized in material and shape to best suit the specific geometry of a given installation. We have also demonstrated a technique to apply ECC to a combustion system without requiring an electrode to have physical contact with the flame. Because the system’s basic components are available ‘off the shelf’, or require manufacturing techniques that are well within the current state of the art, we do not depend on technology external to the Company that has not yet been developed.

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We believe our technology can be retrofitted to existing combustion systems to improve their performance and has the potential to provide substantial savings in both capital and operating costs, or, for new-builds, can serve as the basis for fundamental improvements in the design, cost and operation of combustion systems. We believe the economic gain realized by an operator could be significant in both reduced capital expenditures and savings in annual operating and maintenance costs (including reductions in those costs associated with fuel consumption and emissions).

The gain in energy efficiency provided by our technology in boilers, kilns, furnaces and turbines stems in part from our ability to precisely control the flow of hot gases within a gas volume. In most cases, efficiency is increased by increasing heat flux onto targeted surfaces and reducing heat loss from other surfaces. Additionally, because the formation of pollutants is greatly reduced at the source, the ‘load’ placed on downstream pollution control equipment is also reduced, lowering both capital and operating expense and yielding a positive return on investment for system operators.

Research and Development Plan. We have tested aspects of our technology on our 5,000 BTU and 25,000 BTU bench top scale prototypes and our 1 million BTU research furnace. Our technology has not been tested or verified by any independent third party. Our research and development efforts are now focused on the following sequence of activities:

•	Scale up to commercially relevant sizes. We have finalized designs and built what we believe to be a commercially relevant furnace and burners. We have assembled a group of technical advisors comprised of subject matter experts in the areas of combustion, pollution control, physics, aeronautics and chemistry. We have identified key potential development partners and customers with whom we are engaged in discussions to apply our technology to their particular use at commercially relevant scale, which can be 1 million BTUs or greater.

•	Site demonstration at full scale. We plan to demonstrate our technology at one or more selected commercial sites. If achieved, these early site demonstrations will be aimed at retrofitting or replacing one or two burners in multi-burner systems with an eye toward evaluation of our technology at full scale in one or more operating systems.

•	First installation. Assuming the successful demonstration of small numbers of burners in multi-burner systems, we plan to retrofit an entire furnace with our technology applied to all burners. We believe that such a demonstration would provide the impetus for commercial adoption within the applicable industry.

•	Enhancement of our intellectual property portfolio. We have generated more than 150 inventions that we believe to be patentable subject matter which we have been and will continue to protect through patent application filings. As of March 31, 2013, we have filed 104 patent applications.

The Combustion Markets

Overview. We are seeking to enter the combustion and emissions control market and to establish ourselves in a highly competitive industry against companies that have both substantially greater financial resources than we do and established products.  However, we believe that our technology could offer a unique and powerful ability to improve energy efficiency and enhance operation while reducing many pollutants at the source. We view our market as divided into two broad segments:

• Industrial combustion includes both solid fuel systems, such as cement kilns, wood and biomass furnaces, and industrial coal systems as well as gas-fired systems, such as down-fired petrochemical reformers and natural gas-fired boilers.

• Power generation includes electric power plants fueled by pulverized coal and those utilizing gas-turbines.

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In each market segment and sub-segment, we plan to initially market solutions that we believe could be cost-effective retrofitting of our technology onto existing, standard system designs to simultaneously improve both their energy efficiency and pollution control characteristics.

Partnership Strategy. We believe that our Electrodynamic Combustion Control technology has the potential to transform industries that rely upon combustion, and is broadly applicable in large, scalable, global markets.

We intend to form research and development partnerships to develop our technology within the industrial combustion and power generation segments.  Among the types of potential partners we will seek to establish relationships with will be:

·	Large OEMs interested in ECC technology;

·	Engineering and construction companies interested in differentiating their offerings while increasing profitability;

·	Industry research groups, whose mission is the development and testing of new technologies for the eventual benefit of their member companies; and

·	Government entities such as the U.S. Department of Energy, who are chartered with the development of longer-range and potentially disruptive energy technologies.

In April 2013, we announced our intention to enter into a development agreement with Grandeg, a European manufacturer of commercial wood pellet boiler systems. Under the agreement, we will develop solutions based on our ECC technology for both retrofit into existing Grandeg biomass boilers as well as for integration into new product designs. Grandeg has indicated its intent to provide up to $500,000 in funding to support a phased initial project that is expected to begin upon execution of a definitive agreement, with the goal of releasing a first commercial solution to the market during 2014. While a definitive agreement is expected to be executed by June 2013, there is no assurance that terms will be reached or a final agreement executed.

Corporate Information

Our facilities and executive offices are located at 12870 Interurban Avenue South, Seattle, Washington 98168, and our telephone number is (206) 673-4848. We were incorporated in Washington on January 23, 2008. Additional information about us is available on our website at www.clearsign.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common stock, par value $0.001 per share, is currently traded on The NASDAQ Capital Market under the ticker symbol “CLIR.”

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include capital expenditures and additions to working capital. When a particular offering of securities is made, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. We will not receive any proceeds from the sales, if any, of the shares of common stock being offered and sold by the selling shareholders or their pledgees, donees, transferees or other successors in interest.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by ClearSign in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, copies of which are incorporated by reference to our registration statement on Form S-1. See “Where You Can Find More Information.”

We have 64,500,000 shares of capital stock authorized under our articles of incorporation, consisting of 62,500,000 shares of common stock and 2,000,000 shares of preferred stock.

As of May 6, 2013 we had 8,793,265 shares of common stock issued and outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of the NASDAQ Capital Market or any other stock exchange or automated quotation system on which our securities may become listed or traded. If the approval of our shareholders is not so required, our board of directors may determine not to seek stockholder approval.

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

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Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CLIR”. On May 3, 2013, the last sale price of our common stock was $8.81 per share. The transfer agent and registrar for our common stock is VStock Transfer, LLC. Its address is 77 Spruce Street, Suite 201, Cedarhurst, New York 11516, and its telephone number is (212) 828-8436.

Description of Preferred Stock

Our articles of incorporation permit us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our shareholders. We currently have no shares of preferred stock outstanding.

Subject to the limitations prescribed in our articles of incorporation and under Washington law, our articles of incorporation authorize the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, limitations, voting powers, preferences and relative rights of the shares and to fix the qualifications, limitations and restrictions thereof.

Description of Warrants to Purchase Common Stock or Preferred Stock

We may issue warrants for the purchase of our preferred stock or common stock, which we refer to in this prospectus as “equity warrants”. As explained below, each equity warrant will entitle its holder to purchase our equity securities at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities. The equity warrants are to be issued under equity warrant agreements.

The particular terms of each issue of equity warrants and the equity warrant agreement relating to the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

•	anti-dilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants;

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

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•	the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Anti-Takeover Effects of Certain Provisions of Washington Law and Our Charter Documents

The following is a summary of certain provisions of Washington law, our articles of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Washington and our articles of incorporation and bylaws.

Effect of Washington Anti-Takeover Statute. We are subject to Section 23B.19 of the Washington Revised Statutes, an anti-takeover law (the “Anti-Takeover Statute”). In general, the Anti-Takeover Statute prohibits a target corporation from entering into a significant business transaction with an acquiring person for a period of five years following the acquiring person’s share acquisition unless

·	the share acquisition is exempt because it was inadvertently made and the acquiring person divests himself of a sufficient amount of the voting shares so that he is no longer the beneficial owner, directly or indirectly, of 10% or more of the outstanding voting shares of the target corporation and would not have, during the five year period prior to the announcement date of the significant business transaction been an acquiring person but for the inadvertent acquisition,

·	the significant business transaction or the purchase of shares made by the acquiring person is approved prior to the acquiring person’s share acquisition time by a majority of the members of the board of directors of the target corporation; or

·	at or subsequent to the acquiring person’s share acquisition time, the significant business transaction is approved by a majority of the members of the board of directors of the target corporation and approved at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting shares, except shares beneficially owned by or under the voting control of the acquiring person.

The Anti-Takeover Statute generally defines an “acquiring person” as a person or group of persons, other than the target corporation or a subsidiary of the target corporation, who beneficially owns 10% or more of the outstanding voting shares of the target corporation. The term “acquiring person” does not include a person who (a) beneficially owned 10% or more of the outstanding voting shares of the target corporation on March 23, 1988; (b) acquires its shares by gift, inheritance, or in a transaction in which no consideration is exchanged; (c) exceeds the 10% threshold as a result of action taken solely by the target corporation, such as redemption of shares, unless that person, by his own action, acquires additional shares of the target corporation; (d) beneficially was the owner of 10% or more of the outstanding voting shares prior to the time the target corporation had a class of voting shares registered with the SEC pursuant to section 12 or 15 of the Securities Exchange Act; or (e) beneficially was the owner of 10% or more of the outstanding voting shares prior to the time the target corporation amended its articles of incorporation to provide that the corporation shall be subject to the provisions of this chapter.

The Anti-Takeover Statute defines a “significant business transaction” as:

(a)	A merger, share exchange, or consolidation of a target corporation or a subsidiary of a target corporation with (i) an acquiring person, or (ii) any other domestic or foreign corporation which is, or after the merger, share exchange, or consolidation would be, an affiliate or associate of the acquiring person;

(b)	A sale, lease, exchange, mortgage, pledge, transfer, or other disposition or encumbrance, whether in one transaction or a series of transactions, to or with an acquiring person or an affiliate or associate of an acquiring person of assets of a target corporation or a subsidiary of a target corporation (i) having an aggregate market value equal to 5% or more of the aggregate market value of all the assets, determined on a consolidated basis, of the target corporation, (ii) having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the target corporation, or (iii) representing 5% or more of the earning power or net income, determined on a consolidated basis, of the target corporation;

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(c)	The termination, while the corporation has an acquiring person and as a result of the acquiring person’s acquisition of 10% or more of the shares of the corporation, of 5% or more of the employees of the target corporation or its subsidiaries employed in this state, whether at one time or over the five-year period following the share acquisition time;

(d)	The issuance, transfer, or redemption by a target corporation or a subsidiary of a target corporation, whether in one transaction or a series of transactions, of shares or of options, warrants, or rights to acquire shares of a target corporation or a subsidiary of a target corporation to or beneficially owned by an acquiring person or an affiliate or associate of an acquiring person except pursuant to the exercise of warrants or rights to purchase shares offered, or a dividend, distribution, or redemption paid or made pro rata to, all shareholders or holders of options, warrants, or rights to acquire shares of the target corporation, and except for involuntary redemptions permitted by the target corporation’s charter or by the law of this state or the state of incorporation;

(e)	The liquidation or dissolution of a target corporation proposed by, or pursuant to an agreement, arrangement, or understanding, whether or not in writing, with an acquiring person or an affiliate or associate of an acquiring person;

(f)	A reclassification of securities, including, without limitation, any shares split, shares dividend, or other distribution of shares in respect of stock, or any reverse shares split, or recapitalization of a target corporation, or a merger or consolidation of a target corporation with a subsidiary of the target corporation, or any other transaction, whether or not with or into or otherwise involving an acquiring person, proposed by, or pursuant to an agreement, arrangement, or understanding, whether or not in writing, with an acquiring person or an affiliate or associate of an acquiring person, that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of a class or series of voting shares or securities convertible into voting shares of a target corporation or a subsidiary of the target corporation that is directly or indirectly owned by an acquiring person or an affiliate or associate of an acquiring person, except as a result of immaterial changes due to fractional share adjustments; or

(g)	A receipt by an acquiring person or an affiliate or associate of an acquiring person of the benefit, directly or indirectly, except proportionately as a shareholder of a target corporation, of loans, advances, guarantees, pledges, or other financial assistance or tax credits or other tax advantages provided by or through a target corporation.

Finally, the Anti-Takeover Statute defines a “target corporation” as:

(a)	Every domestic corporation, if:

(i) The corporation has a class of voting shares registered with the SEC pursuant to Section 12 or 15 of the Securities Exchange Act; or

(ii) The corporation’s articles of incorporation have been amended to provide that such a corporation shall be subject to the provisions of this chapter, if the corporation did not have a class of voting shares registered with the SEC pursuant to section 12 or 15 of the Securities Exchange Act on the effective date of that amendment; and

(b)	Every foreign corporation required to have a certificate of authority to transact business in the State of Washington if:

(i) The corporation has a class of voting shares registered with the SEC pursuant to section 12 or 15 of the Securities Exchange Act;

(ii) The corporation’s principal executive office is located in the state;

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(iii) The corporation has: (A) more than 10% of its shareholders of record resident in the state; or (B) more than 10% of its shares owned of record by state residents; or (C) 1,000 or more shareholders of record resident in the state;

(iv) A majority of the corporation’s employees, together with those of its subsidiaries, are residents of the state or the corporation, together with its subsidiaries, employs more than one thousand residents of the state; and

(v) A majority of the corporation’s tangible assets, together with those of its subsidiaries, measured by market value, are located in the state or the corporation, together with its subsidiaries, has more than fifty million dollars’ worth of tangible assets located in the state.

Our Charter Documents. Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our shareholders. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without shareholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent shareholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our articles of incorporation grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our Company.

Cumulative Voting. Our articles of incorporation do not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the stock to elect some directors.

Vacancies. Our bylaws provide that any vacancy occurring on our board of directors may be filled by the shareholders, by the board of directors or, if the directors in office constitute less than a quorum, by the affirmative vote of a majority of the remaining directors.

Special Meeting of Shareholders. A special meeting of shareholders may only be called by our chairman of the board, the president or the board of directors or by holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting.

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SELLING SHAREHOLDERS

We have prepared this prospectus to allow the selling shareholders named in the Selling Shareholder Table below to sell, from time to time, up to 147,618 shares of our common stock. All of the common stock included in that table may be offered by the selling shareholders for their own account by means of this prospectus. We will receive no proceeds from the sale of the shares held by the selling shareholders although, if the warrants are exercised, we would receive $300,010 from the exercise of the warrants if a cashless exercise does not occur.

Registration of Warrants held by the MDB Selling Shareholders - As part of this prospectus, we are registering for resale 136,368 shares of common stock underlying warrants. The shares described in the table below under the heading “MDB Selling Shareholders” consist of shares of common stock that will be issued if these selling shareholders exercise their warrants. The warrants were originally issued to MDB Capital Group LLC (“MDB”) in partial compensation for services rendered to us by MDB in connection with a private offering we undertook in April 2011. MDB subsequently transferred warrants covering 62,050 shares of our common stock to its employees. The warrants include piggy-back registration rights, which the MDB Selling Shareholders have exercised. Within the past three years, MDB has provided underwriting and investment banking services, consulting services, and intellectual property services described in previously filed periodic reports, proxy statements and other information with the SEC.

Registration of Other Shares - As part of this prospectus, we are registering for resale 11,250 shares of common stock issued to John McFarland pursuant to the ClearSign Combustion Corporation 2013 Consultant Stock Plan approved by the Company’s shareholders on May 2, 2013 for consulting services provided or to be provided in 2013. Since September 2011, Mr. McFarland has provided investor relations services to the Company.

The following table sets forth information with respect to the common stock known to us to be beneficially owned by the selling shareholders as of May 6, 2013, including the total number of securities the selling shareholders may sell under this prospectus from time to time, and the number of securities the selling shareholders will own thereafter assuming no other acquisitions or dispositions of our securities. However, we have no way of determining the number of shares of common stock each will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all of the shares of common stock covered by this prospectus.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein, however, if a selling shareholder transfers his or her interest in the common stock warrants prior to the effective date of the registration statement of which this prospectus is a part, we will be required to file a post-effective amendment to the registration statement to provide the information concerning the transferee. Alternatively, if a selling shareholder transfers his or her interest in the common stock warrants after the effective date of the registration statement of which this prospectus is a part, we may use a supplement to update this prospectus. See our discussion titled “Plan of Distribution” for further information regarding the selling shareholders’ method of distribution of these shares.

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Selling Shareholder Table

	Securities
	Beneficially		Securities	% Beneficial
	Owned Prior		Beneficially	Ownership
	to	Securities Being	Owned After	After
Name	Offering (1)	Offered	Offering (2)	Offering
MDB Selling Shareholders:
MDB Capital Group LLC (3)(4)	534,025	74,318	459,707	5.1%
Amy En-Mei Wang (4)(5)(6)	116,132	17,409	98,723	1.1%
Christopher A. Marlett (4)(6)(7)	810,967	91,727	719,240	8.0%
Daniel E. Nagy (4)(6)(8)	13,365	865	12,500	0.1%
Gary A. Schuman (4)(6)(9)	6,812	312	6,500	0.1%
George H. Brandon (4)(10)(11)	41,052	2,882	38,170	0.4%
Kevin M. Cotter (4)(6)(12)	30,867	2,882	27,985	0.3%
Robert C. Clifford (4)(6)(13)	66,507	2,882	63,625	0.7%
Robert M. Levande (4)(6)(14)	134,708	17,409	117,299	1.3%
Total of MDB Selling Shareholders	1,220,410	136,368	1,084,042	11.9%

John McFarland (15)	24,750	11,250	13,500	0.2%

Total of Selling Shareholders	1,245,160	147,618	1,097,542	11.9%

(1)	Percentages stated in the above table are based on a total of 8,793,265 shares of common stock outstanding as of May 6, 2013.
(2)	Assumes that all of the shares offered hereby are sold and that shares owned before the offering but not offered hereby are not sold.
(3)	Includes 289,207 shares of common stock and 244,818 shares of common stock underlying two warrants. Christopher A. Marlett is CEO of MDB Capital Group LLC, a broker-dealer, and has sole voting and dispositive power with respect to its shares of common stock.
(4)	The address of the security holder is 401 Wilshire Boulevard, Suite 1020, Santa Monica, California 90401.
(5)	Includes 74,573 shares of common stock and 41,559 shares of common stock underlying two warrants.
(6)	This security holder is an associated person of a broker-dealer. This person has represented to the Company that he or she received a portion of the securities as compensation, and he had no agreements or understanding, directly or indirectly, with any person to distribute the securities at the time of their acquisition.
(7)	Includes 183,490 shares of common stock and 89,859 shares of common stock underlying two warrants owned by Mr. Marlett. This amount also includes 3,593 shares of common stock owned by Integrated Surgical Systems, Inc. and 289,207 shares of common stock and 244,818 shares of common stock underlying two warrants owned by MDB Capital Group LLC, for both of which Mr. Marlett is deemed the beneficial owner. Mr. Marlett is the CEO and a director of Integrated Surgical Systems, Inc. The board of directors of Integrated Surgical Systems, Inc., at large, holds voting and investment control over the securities held by the corporation. Mr. Marlett is also CEO of MDB Capital Group LLC and has sole voting and dispositive power with respect to its shares of common stock.
(8)	Includes 12,500 shares of common stock and 865 shares of common stock underlying a warrant.
(9)	Includes 4,500 shares of common stock and 312 shares of common stock underlying a warrant.
(10)	Includes 18,040 shares of common stock and 21.512 shares of common stock underlying two warrants.
(11)	This security holder is an associated person of a broker-dealer. This person has represented to the Company that he acquired a portion of the securities as an investment and received a portion of the securities as compensation, and he had no agreements or understanding, directly or indirectly, with any person to distribute the securities at the time of their acquisition.
(12)	Includes 13,495 shares of common stock and 17,372 shares of common stock underlying two warrants.
(13)	Includes 25,995 shares of common stock and 21,512 shares of common stock underlying two warrants.
(14)	Includes 93,149 shares of common stock and 41,559 shares of common stock underlying two warrants.
(15)	Includes 11,250 shares of common stock held in escrow pending performance of consulting services in 2013. The address of the security holder is 2854 Johnson Ferry Road, Suite 200, Marietta, Georgia 30062.

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PLAN OF DISTRIBUTION

We or the selling shareholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on NASDAQ or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require the delivery shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we or the selling shareholders sell securities, we or the selling shareholders will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we or the selling shareholders will receive from the sale of the securities;

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•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling shareholders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us, the selling shareholders or through agents as designated from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

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Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us or the selling shareholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us or the selling shareholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

There can be no assurance that we or the selling shareholders will sell all or any of the securities offered by this prospectus.

LEGAL MATTERS

Richardson & Patel, LLP, with an office at The Chrysler Building, 405 Lexington Avenue, 49th Floor, New York, New York 10174, will pass upon the validity of the securities offered in this prospectus. As of May 6, 2013, Richardson & Patel, LLP and its principals or entities controlled by its principals own 166,495 shares of our common stock, a portion of which it accepted as payment for certain legal services rendered to us. Although Richardson & Patel, LLP is not under any obligation to accept shares of our common stock in payment for services, it may do so in the future.

EXPERTS

Gumbiner Savett Inc., independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our financial statements are incorporated by reference in reliance on the report of Gumbiner Savett Inc., given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

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We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.unipixel.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on February 22, 2013;

•	All information in our proxy statement filed with the SEC on March 27, 2013 to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2013, as filed with the SEC on May 6, 2013; and

•	Our Current Reports on Form 8-K filed with the SEC on January 18, 2013 and January 22, 2013.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to ClearSign Combustion Corporation, 12870 Interurban Avenue South, Seattle, Washington 98168, Attn: Chief Financial Officer, Telephone: (206) 673-4848.

Disclosure of Commission Position on Indemnification

for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses and costs expected to be incurred by ClearSign Combustion Corporation in connection with the distribution of its securities being registered in this registration statement. All amounts other than the SEC registration fee are estimates.

SEC registration fee	$4,269
Transfer agent’s fees and expenses	$1,000
Legal fees and expenses	$20,000
Accounting fees and expenses	$2,000
Miscellaneous fees and expenses	$12,000

Total	$39,269

Item 15. Indemnification of Officers and Directors.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the amended articles of incorporation of ClearSign Combustion Corporation, a Washington corporation.

The Company’s articles of incorporation provide that, to the fullest extent permitted by Washington law, the Company’s directors will not be liable to the Company or its shareholders for monetary damages. This provision, however, does not eliminate or limit liability for acts or omissions that involve intentional misconduct or a knowing violation of law by a director, for conduct violating Revised Code of Washington section 23B.08.310 (approval of an unlawful distribution) or for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. Pursuant to section 23B.08.52 of the Revised Code of Washington, because the Company’s articles of incorporation do not limit the obligation, the Company must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director against reasonable expenses incurred by the director in connection with the proceeding.

The Company’s bylaws further provide that each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he or she is or was a director or officer of the Company or was serving at the Company’s request as a director, officer, partner, trustee, employee or agent of another entity, shall be indemnified and held harmless against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with the proceeding. This indemnification right continues even after the individual has ceased to be a director or officer or to serve at the Company’s request as a director, officer, partner, trustee, employee or agent of another entity. However, if the person indemnified initiates the proceeding, he or she shall be entitled to indemnification only if the proceeding was authorized or ratified by the Company’s board of directors. No indemnification will be provided for acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, for conduct finally adjudged to be in violation of Revised Code of Washington section 23B.08.310, for any transaction with respect to which it was finally adjudged that the indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the Company is otherwise prohibited by applicable law from paying indemnification. The Company must advance expenses to an indemnitee for an indemnification obligation so long as the Company receives an undertaking by or on behalf of the indemnitee to repay all amounts so advanced if it is determined by a final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified.

I-1

Under our Director and Officer Insurance Policy, our directors and officers are provided liability coverage of $5 million subject to retention. The policy has a one year term with annual renewal possible. The policy can be terminated by the insured if there is a merger or acquisition which includes a change in ownership of 50% of the voting shares. Upon such an occurrence the insurer may elect to cancel the policy. We may elect to then obtain “run off” insurance for a period of between one and six years at a cost of between 125% and 225% of the initial policy premium. The policy is a claim made policy. It covers only those claims made during the policy term. If an act giving rise to a claim occurs during the policy term, but the claim is not reported within 60 days of the termination or expiration policy, the claim will not be covered.

We have entered into, and will enter into in the future, indemnification agreements with the individuals who serve as our officers and directors. Pursuant to these agreements, we will indemnify officers and directors who are made parties to, or threatened to be made parties to, any proceeding by reason of the fact that they are or were officers or directors, or are or were serving at our request as a director, officer, employee, or agent of another entity. The agreements require us to indemnify our officers and directors against all expenses, judgments, fines and penalties actually and reasonably incurred by them in connection with the defense or settlement of any such proceeding, subject to the terms and conditions of the agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

I-2

Item 16. Exhibits.

a) Exhibits.

Exhibit No.	Description of Document
4.1	Form of Common Stock Certificate(1)
5.1	Opinion of Richardson & Patel, LLP*
23.1	Consent of Gumbiner Savett Inc., Independent Registered Public Accounting Firm*
31.2	Consent of Richardson & Patel, LLP (included in Exhibit 5.1)*

*Filed herewith.

(1)	Incorporated by reference from the registrant’s registration statement on Form S-1, as amended, file number 333-177946, originally filed with the Securities and Exchange Commission on November 14, 2011.

Item 17.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 6, 2013.

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Richard F. Rutkowski
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Richard F. Rutkowski and James N. Harmon, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including any pre-effective or post-effective amendments) to this registration statement or any related registration statement that is to be effective upon filing pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the above premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Dated: May 6, 2013	/s/ Richard F. Rutkowski
Richard F. Rutkowski
Chief Executive Officer and Director
(Principal Executive Officer)

Dated: May 6, 2013	/s/ James N. Harmon
James N. Harmon
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: May 6, 2013	/s/ David B. Goodson
David B. Goodson
Chief Science Officer and Director

Dated: May 6, 2013	/s/ Stephen E. Pirnat
Stephen E. Pirnat, Director

Dated: May 6, 2013	/s/ Scott P. Isaacson
Scott P. Isaacson, Director

Dated: May 6, 2013	/s/ Lon E. Bell
Lon E. Bell, Ph.D., Director

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